UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 15, 2019

EQUITRANS MIDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 2000 Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 395-2688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2019, the Board of Directors (Board) of Equitrans Midstream Corporation (ETRN), upon recommendation of its Management Development and Compensation Committee (the Compensation Committee), approved, and ETRN entered into, an Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement (the Amended and Restated Non-Compete Agreement) with Diana M. Charletta, ETRN’s Executive Vice President and Chief Operating Officer.  The Amended and Restated Non-Compete Agreement supersedes Ms. Charletta’s existing Confidentiality, Non-Solicitation and Non-Competition Agreement that was assigned to ETRN in connection with ETRN’s separation from EQT Corporation (EQT) on November 12, 2018. The Amended and Restated Non-Compete Agreement, among other things, subjects Ms. Charletta to the following restrictive covenants:

•                  A perpetual nondisclosure covenant;

•                  Restrictions on competition for 24 months post-termination;

•                  Restrictions on customer solicitation for 24 months post-termination; and

•                  Restrictions on employee, consultant, vendor or independent contractor recruitment for 36 months post-termination.

The Amended and Restated Non-Compete Agreement provides for the following severance payments and benefits in the event of a termination of employment by ETRN without “cause” or by Ms. Charletta for “good reason”:

•                  A lump sum cash severance payment equal to the sum of (a) 24 months of base salary and (b) two times target annual incentive under the applicable short-term incentive plan;

•                  A lump sum cash payment equal to the monthly COBRA rate for family coverage, multiplied by 18; and

•                  If Ms. Charletta experiences such a termination of employment prior to her receipt of an equity award in respect of 2019, a cash payment equal to the target value of the award that would have been granted to her had she remained employed with ETRN.

The foregoing summary is qualified in its entirety by reference to the Amended and Restated Non-Compete Agreement with Ms. Charletta filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On January 15, 2019, the Board, upon recommendation of the Compensation Committee, approved the compensation matters described below.

Base Salaries

The Board approved the following base salaries for ETRN’s named executive officers effective as of November 17, 2018:

Name	Title	Base Salary
Thomas F. Karam	President & Chief Executive Officer	$675,000
Kirk R. Oliver	Senior Vice President & Chief Financial Officer	$500,000
Diana M. Charletta	Executive Vice President & Chief Operating Officer	$400,000
Robert C. Williams	Vice President & General Counsel	$297,000

Targets for 2019 Short-Term Incentive Program

The Board approved the following targets for awards to ETRN’s named executive officers under a 2019 short-term incentive program (2019 STIP) for ETRN:

Name	Target for 2019 STIP as a % of Base Salary
Thomas F. Karam	100%
Kirk R. Oliver	90%
Diana M. Charletta	100%
Robert C. Williams	66%

Targets for 2019 Long-Term Incentive Programs

The Board approved the following targets for awards to ETRN’s named executive officers under 2019 long-term incentive programs (2019 LTIP Programs) for ETRN:

Name	Target for 2019 LTIP Program Awards as a % of Base Salary
Thomas F. Karam	600%
Kirk R. Oliver	160%
Diana M. Charletta	300%
Robert C. Williams	193%

Perquisites

The Board approved the perquisites offered to each executive officer in 2019, including the following: executive physical and medical concierge services, financial planning allowance, life insurance and own-occupation long-term disability insurance (both of which exceed the level of insurance provided to other employees).

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

The following is filed as an exhibit to this Current Report:

Exhibit No.	Description
10.1	Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement, dated as of January 15, 2019, by and between Equitrans Midstream Corporation and Diana M. Charletta.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer
Date: January 22, 2019